Exhibit 8
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                          SUBSIDIARIES OF FUNDTECH LTD.
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Name of Subsidiary                    Jurisdiction of Incorporation/Organization
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Fundtech Corporation                          United States, State of Delaware

Fundtech U.K. Limited                         United Kingdom

Fundtech Australia Pty Limited                Australia

FCMS, LLC                                     United States, State of Delaware

Biveroni Batschelet Partners AG               Switzerland

Datasphere SA                                 Switzerland

Cashtech Solutions India Private Limited      India